UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2021
Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)
(512) 387-7717
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On March 1, 2021, Digital Turbine, Inc. (the “Company”), due to the Company’s ongoing growth and development, decided to dismiss SingerLewak LLP (“Singer”) as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company authorized the dismissal.

The reports of Singer on the Company's consolidated financial statements for the fiscal years ended March 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through March 1, 2021, there were (1) no disagreements with Singer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Singer, would have caused Singer to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Singer with a copy of this disclosure and provided Singer with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Singer’s letter to the SEC is filed as Exhibit 16.1 to this Report.

(b) On March 1, 2021, the Company engaged Grant Thornton LLP (“Grant Thornton”) as its new independent registered public accounting firm beginning with the fiscal year ending March 31, 2021. The change in the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company. During the Company’s fiscal years ended March 31, 2020 and 2019 and the subsequent interim period through March 1, 2021, neither the Company nor anyone on its behalf consulted with Grant Thornton regarding any matter that:

(i) Involved the application of accounting principles to a specific transaction, either completed or proposed; or

(ii) The type of audit opinion that might be rendered on the Company’s financial statements, in each case where:

(a) a written report was provided; or

(b) oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or

(iii) Any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as the term is defined in Item 304(a)(1)(v) of Regulation S-K.

Consistent with any new engagement of an independent registered public accounting firm by a registrant during the fourth quarter of a registrant’s fiscal year, such new engagement brings increased risks of (1) the Company’s ability to file in a timely manner its next periodic report due under the Securities Exchange Act of 1934 and (2) given the timing of the change relative to the Company’s fiscal year end, the independent registered public accounting firm’s ability to obtain sufficient evidence to conclude on the effectiveness of internal control over financial reporting and the potential related impacts to the financial statement audit opinion because of such limitation.

Item 9.01        Financial Statements and Exhibits

16.1	Letter from SingerLewak LLP, dated March 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 4, 2021	Digital Turbine, Inc.
By: /s/ Barrett Garrison
Barrett Garrison
Executive Vice President, Chief Financial Officer